UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2007

RIDGEWOOD ENERGY P FUND, LLC
(Exact name of registrant as specified on its charter)

Delaware	000-51926	86-1133315
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant’s address and telephone number:
1314 King Street, Wilmington, Delaware 19801
(302) 888-7444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments

          On November 27, 2007, Ridgewood Energy P Fund, LLC (the “Fund”) was informed by its operator, LLOG Exploration Offshore, Inc., that the exploratory well being drilled on the Mississippi Canyon 489/490 (“MC 489/490”) lease block did not have commercially productive quantities of either natural gas or oil and has been deemed an unsuccessful well or dry hole. The Fund owns an 8.33% working interest in MC 489/490.

          As a result of the dry hole, the Fund concluded that a charge for impairment of its working interest in the MC 489/490 lease block was required. In addition, the MC 489/490 well will be plugged and abandoned. The abandonment and impairment resulted in a charge of approximately $2.9 million during the fourth quarter 2007, representing total estimated dry-hole costs for this property. The Fund does not expect this dry hole to result in any significant additional expenditures.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RIDGEWOOD ENERGY P FUND, LLC

Date: December 3, 2007	By:	/s/ Kathleen P. McSherry

Kathleen P. McSherry
Executive Vice President and Chief Financial Officer